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                                                                 EXHIBIT 10.79.2

                          SECOND AMENDMENT TO AGREEMENT

      THIS SECOND AMENDMENT is made and entered into by and between Arizona Public Service Company ("APS") and James M. Levine ("Employee").

                                   WITNESSETH:

      WHEREAS, APS and Employee entered into an Employment Agreement dated October 11, 2002 as amended by that certain Amendment to Agreement effective as of October 11, 2002 (collectively, the "Agreement");

      WHEREAS, the parties desire to amend the provisions of the Agreement relating to incentive pay and the issuance of equity incentives to Employee;

      NOW, THEREFORE, effective as of January 1, 2005, the Agreement is amended as follows:

      1. Section 4(a) is deleted in its entirety and the following new Section 4(a) is inserted in lieu thereof:

            (a) Incentive Pay. Employee will be allowed to participate in any annual officer incentive plan and to receive incentive payments thereunder based on Employee's position and the attainment of specified objectives (e.g., earnings, business unit, and individual objectives), all in accordance with the terms of any such plan.

      2. Section 4(b) is deleted in its entirety and the following new Section 4(b) is inserted in lieu thereof:

            (b) Equity Incentives. Employer agrees to request the Human Resources Committee (the "Committee") to grant Employee equity incentive awards under the 2002 Long-Term Incentive Plan (the "2002 Plan") in the same form as, and in an amount equivalent to 65% - 85% of, each of the annual base grants awarded to a member of the Office of the President (the "President") under the 2002 Plan. Any special awards granted to the President shall not be deemed subject to this provision.

      3. Section 4(c) is deleted in its entirety and the following new Section 4(c) is inserted in lieu thereof:

            (c) In addition to (b) above, Employer agrees to request the Committee to grant Employee 2000 performance shares each year under the 2002 Plan, all in accordance with the terms of the 2002 Plan and as otherwise agreed upon by the parties.

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      4. Except as otherwise set forth herein, the terms and conditions in the
Agreement remain in full force and effect.

                                           Arizona Public Service Company

Date: 3-11-05                         By: /s/ Jack Davis
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                                          Jack Davis
                                          President and Chief Executive Officer

Date: 3-11-05                             /s/ James M. Levine
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                                          James M. Levine